Exhibit 5.1

April 12, 2022

Waitr Holdings Inc.

214 Jefferson Street, Suite 200

Lafayette, Louisiana 70501

Waitr Holdings Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Waitr Holdings Inc., a Delaware corporation (the “Company”), in connection with the filing today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the proposed issuance from time to time of (i) shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”) to be issued pursuant to one or more indentures, each between the Company and a trustee to be identified in the applicable indenture (each, an “Indenture”); (iv) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) to be issued pursuant to one or more warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”); and (v) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Subscription Rights”) to be issued pursuant to one or more subscription agreements, each between the Company and a subscriber to be identified in the applicable agreement (each, a “Subscription Agreement”).

In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other persons as we have deemed appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and other persons delivered to us and (c) made such investigations of law as we have deemed appropriate as a basis for such opinions.

Waitr Holdings Inc.	2	April 12, 2022

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, and (iv) the legal capacity of all natural persons executing documents.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.     When (i) the Registration Statement, as amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors of the Company (the “Board of Directors”) so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered or uncertificated shares of Common Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors, any underwriting agreement, Warrants or Warrant Agreements or Subscription Rights or Subscription Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

2.     When (i) the Registration Statement, as amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Third Amended and Restated Certificate of Incorporation and authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iv) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued and delivered or uncertificated shares of Preferred Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with such action of the Board of Directors, any underwriting agreement, Warrants or Warrant Agreements or Subscription Rights or Subscription Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

Waitr Holdings Inc.	3	April 12, 2022

3.     When (i) the Registration Statement, as amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the terms of the Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (iii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Indenture under which Debt Securities are issued has been duly authorized, validly executed and delivered by the Company and the other parties thereto, (v) the applicable trustee has been qualified under the Trust Indenture Act of 1939, as amended, and (vi) the Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any underwriting agreement, Warrants or Warrant Agreements or Subscription Rights or Subscription Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.     When (i) the Registration Statement, as amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (iii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iv) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Waitr Holdings Inc.	4	April 12, 2022

5.      When (i) the Registration Statement, as amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the terms, and the execution and delivery, of the Subscription Rights and any Subscription Agreement or Subscription Agreements relating to the Subscription Rights and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (iii) the Subscription Agreement or Subscription Agreements relating to the Subscription Rights have been duly executed and delivered by the Company, (iv) the terms of the Subscription Rights have been established in accordance with the applicable Subscription Agreement so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) the Subscription Rights representing the Subscription Rights have been duly executed and delivered by the Company and any certificates representing Subscription Rights have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Subscription Agreement and any underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.     If the Debt Securities are exchangeable or convertible into Common Stock, when (i) the Registration Statement, as amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors and (iii) the shares of Common Stock have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the applicable Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as in effect on the date hereof.

Waitr Holdings Inc.	5	April 12, 2022

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in each Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP